Exhibit 14.2




Consent of Independent Accountants



We hereby consent to the use in the Statement of Additional Information constituting part of Post-Effective Amendment No. 29 to the registration statement on Form N-1A, which is incorporated by reference into the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "Registration Statement"), of our report dated June 20, 1995, relating to the financial statements and financial highlights appearing in the April 30, 1995 Annual Report to Shareholders of the Blanchard 100% Treasury Money Market Fund, which appears in such Statement of Additional Information dated August 7, 1995 and to the incorporation by reference of our report into the Prospectus which constitutes part of the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectus dated August 7, 1995.






/s/ Price Waterhouse LLP
Price Waterhouse LLP
New York, New York
November 6, 1995